UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2023 (June 1, 2023)

ELLIOTT OPPORTUNITY II CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40549	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Rosemary Ave, 18th Floor West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 212-974-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	EOCW	The New York Stock Exchange
Redeemable warrants to acquire one Class A ordinary share included as part of the Units	EOCW WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-fourth of a redeemable warrant to acquire one Class A ordinary share	EOCW.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2023, the New York Stock Exchange (the “NYSE”) notified Elliott Opportunity II Corp. (the “Company”) that the NYSE determined to commence proceedings to delist the Company’s warrants from the NYSE and that trading in the Company’s warrants would be suspended immediately, due to trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. The Company’s deadline to complete a business combination is July 1, 2023 and the Company does not expect to be able to complete a business combination by such time, in which case the Company expects all outstanding warrants to expire worthless upon liquidation of the Company following such date. As a result, the Company does not intend to appeal the NYSE’s determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2023

ELLIOTT OPPORTUNITY II CORP.

By:	/s/ Steven Barg
Name:	Steven Barg
Title:	Chief Financial Officer